UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________
FORM 8-K
_____________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): November 19, 2024
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California Resources Corporation
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36478	46-5670947
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 World Trade Center
Suite 1500
Long Beach
California	90831
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s Telephone Number, Including Area Code: (888) 848-4754
_____________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	CRC	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.    Departures of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Appointment of Executive Officer
On November 25, 2024, California Resources Corporation (the “Company”) announced that Clio C. Crespy will join the Company as Executive Vice President and Chief Financial Officer, effective January 1, 2025.
Ms. Crespy, age 39, most recently was Senior Managing Director, Investment Banking, Global Energy & Power at Guggenheim Securities, where she also led the sustainability practice. Previously, Ms. Crespy advised upstream energy companies and power producers on strategic and financial transactions at Evercore as Managing Director, and prior to that at BNP Paribas. Ms. Crespy began her career at the World Bank and holds a Master’s degree in Finance and Strategy from Sciences Po, Paris.
There are no arrangements or understandings between Ms. Crespy and any other persons pursuant to which she was selected to serve as the Company’s Executive Vice President and Chief Financial Officer. There are no family relationships between Ms. Crespy and any director or executive officer of the Company, and Ms. Crespy has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.
Entry into Employment Agreement
In connection with the appointment described above, the Company entered into an employment agreement with Ms. Crespy (the “Employment Agreement”), to become effective January 1, 2025 (the “Effective Date”).
The Employment Agreement provides for an initial two-year term beginning on the Effective Date and will automatically renew for an additional one-year term on each anniversary of the Effective Date unless the Company or Ms. Crespy provides 90 days’ written notice to the other that no such automatic renewal shall occur.
Pursuant to the Employment Agreement, Ms. Crespy will receive an annual base salary of $615,000. She will also be eligible to receive: (i) an annual cash bonus with a target value equal to 100% of her annual base salary; (ii) participation in those benefit plans and programs of the Company available to similarly situated executives; and (iii) annual long-term incentive awards (expected to be comprised 60% of performance stock units and 40% of restricted stock units) under the Company’s 2021 Long Term Incentive Plan (as amended, the “LTIP”) with a target grant value of 400% of Ms. Crespy’s base salary as in effect on the applicable grant date. For the 2025 calendar year, she will also receive an initial grant of restricted stock units pursuant to the LTIP equal to grant date target value of $1,350,000 (the “Initial RSUs”). The performance stock unit awards are expected to vest over a three-year cliff vesting period beginning on the date of grant, and the restricted stock units (including the Initial RSUs) are expected to vest in three equal installments over a three-year vesting period beginning on the date of grant.
The Employment Agreement also provides for certain severance payments and benefits to be provided to Ms. Crespy upon her termination of employment by the Company without “Cause” (including a termination of employment at the expiration of the term because the Company elected not to renew the Employment Agreement) or her resignation for “Good Reason,” death or “Disability” (each quoted term as defined in the Employment Agreement). Upon Ms. Crespy’s termination of employment for any reason, her Employment Agreement provides that the Company shall pay her all unpaid base salary, any unreimbursed business expenses incurred prior to the date on which the employment terminates (as applicable, the “Termination Date”) and all benefits to which she is entitled under the terms of any applicable benefit plan.
Upon Ms. Crespy’s termination of employment by the Company without Cause (including a termination of employment at the expiration of the term because the Company elected not to renew the Employment Agreement), or by her for Good Reason, she will receive payment of any earned but unpaid annual bonus for the calendar year preceding the calendar year in which the Termination Date occurs and, so long as Ms. Crespy executes a release of claims in favor of the Company and its affiliates and abides by the restrictive covenants within the Employment Agreement, she shall receive severance payments, generally payable in monthly installments following the

Termination Date consisting of: (i) cash payments equal to a predetermined multiple of annual base salary plus target annual bonus awards for the year in which the termination occurs (the multiple being one and one-half (1.5) times for Ms. Crespy, increased to two (2) times for her if such termination of employment occurs within the one (1)-year period following a qualifying Change in Control (such term as defined in the Employment Agreement)); (ii) a pro-rata annual bonus for the calendar year in which the Termination Date occurs, based on actual performance levels earned for the applicable calendar year and payable at the time such bonuses are paid to similarly situated executives of the Company; (iii) reimbursement for the difference between the amount Ms. Crespy pays to effect continued coverage (including coverage for her spouse and eligible dependents) under the Company’s group health plans pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, and her contribution amount that similarly situated executives of the Company pay for the same or similar coverage under such group health plans, during the portion, if any, of the 18-month period for Ms. Crespy following the Termination Date (or 24-month period in the event of a termination during the one (1)-year period following a qualifying Change in Control for Ms. Crespy) that she elects to continue coverage; and (iv) if applicable, the full vesting of the Initial RSUs.
If Ms. Crespy’s employment is terminated due to death or Disability, then she will receive (i) payment of any earned but unpaid annual bonus for the calendar year preceding the calendar year in which the termination of employment occurs and (ii) a pro-rata portion of the annual bonus for the calendar year in which the Termination Date occurs, based on actual performance for such calendar year and payable at the time such bonuses are paid to similarly situated executives of the Company.
The foregoing description of the Employment Agreement is qualified in its entirety by reference to the full and complete text of the Employment Agreement, which is filed herewith as Exhibit 10.1 and incorporated herein by reference.
Entry into Indemnification Agreement
In connection with the appointment of Ms. Crespy as Executive Vice President and Chief Financial Officer, the Company will enter into an Indemnification Agreement (the “Indemnification Agreement”) with Ms. Crespy, pursuant to which the Company agrees to indemnify Ms. Crespy to the fullest extent permitted under Delaware law against liability that may arise by reason of her service to the Company and to advance her expenses incurred as a result of any proceeding against her to which she could be indemnified.
The foregoing description of the Indemnification Agreement is qualified in its entirety by reference to the full and complete text of the Indemnification Agreement, a form of which is filed herewith as Exhibit 10.2 and incorporated herein by reference.
Departure of Executive Officer
Also on November 25, 2024, the Company announced that Ms. Manuela (Nelly) Molina, the Company’s current Executive Vice President and Chief Financial Officer, will be leaving her position with the Company effective December 31, 2024. Ms. Molina’s departure from the Company did not result from any disagreement or difference of opinion with the Company with respect to its internal controls, financial statements, audit scope limitations, audit reports, management representations or otherwise connected in any way with its financial controls or audit procedures.

Item 7.01    Regulation FD Disclosure
On November 25, 2024, the Company issued a press release announcing Ms. Molina’s departure from, and Ms. Crespy’s appointment as, the Company’s Executive Vice President and Chief Financial Officer. A copy of the press release is furnished as Exhibit 99.1 hereto.
The information furnished with this report, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference into any other filing under the Securities Act of 1933, as amended or the Exchange Act, except as expressly set forth by specific reference in such a filing.
Item 9.01    Financial Statements and Exhibits.
(d)    Exhibits

Exhibit No.	Description
10.1*	Employment Agreement by and between Clio Catherine Crespy and California Resources Corporation, effective January 1, 2025*
10.2**
Form of Indemnification Agreement between the Company and its directors and executive officers (filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on October 27, 2020 and incorporated herein by reference).

99.1	Press Release dated November 25, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).
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*    Certain portions of this exhibit (indicated by “[*****]”) have been omitted pursuant to Item 601(b)(10) of Regulation S-K.
**    Incorporated by reference.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

California Resources Corporation

/s/ Michael L. Preston
Name:	Michael L. Preston
Title:	Executive Vice President, Chief Strategy Officer and General Counsel

DATED: November 25, 2024